UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2011

(Exact name of registrant as specified in its charter)
Delaware	000-13059	33-0055414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Ceradyne, Inc. held its Annual Meeting of Stockholders on June 7, 2011.  A total of 23,653,786 shares of our common stock were represented in person or by proxy at the meeting, representing 95.0% of the shares outstanding as of the April 11, 2011 record date.  The final voting results for the matters voted upon at the meeting are as follows:

1.  Proposal 1:  The following six persons were elected as directors to serve a one year term expiring at the Annual Meeting of Stockholders to be held in 2012 or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Joel P. Moskowitz	20,937,798	362,378	2,339,452
Richard A. Alliegro	21,045,824	254,352	2,339,452
Frank Edelstein	20,492,512	807,664	2,339,452
Richard A. Kertson	20,526,346	773,830	2,339,452
William C. LaCourse	20,955,333	344,843	2,339,452
Milton L. Lohr	20,803,372	496,804	2,339,452

2.  Proposal 2:  The results of the stockholder advisory vote on executive compensation were:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,851,817	261,376	1,186,983	2,339,452

3.  Proposal 3:  The results of the stockholder advisory vote on the frequency of the advisory vote on executive compensation were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
17,791,488	48,036	2,270,053	1,190,599	2,339,452

4.  Proposal 4: The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the year ending December 31, 2011, was approved by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,707,077	908,372	24,179	0

In light of the results of the stockholder advisory vote on the frequency of the advisory vote on executive compensation, in which the choice receiving the highest number of votes was “1 Year,” Ceradyne’s Board of Directors has decided to hold the stockholder advisory vote on executive compensation every year.  Accordingly, the next stockholder advisory vote on executive compensation will be held at Ceradyne’s 2012 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.
June 10, 2011	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary